Exhibit 99.1

NAPCO Announces Second Fiscal Quarter 2020 Results

-Sales Increase 4% to a Second Fiscal Quarter Record $25.8.Million-

-22nd Consecutive Quarter of Year-Over-Year Record Sales-

-Recurring Service Revenues Grew 40% to $5.8 Million-

-Net Income Increases 25% to a Second Quarter Record $3.6 Million-

-Earnings per Share Increases 27% to $0.19-

-Adjusted EBITDA* Increases 24% to $4.7 Million-

-Management to Host Conference Call Today at 11 a.m. ET-

AMITYVILLE, N.Y., Feb. 3, 2020 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the world's leading manufacturers of high-tech electronic security devices that are fueling the Company's fast growing recurring service revenues, as well as a leading provider of school safety solutions, today announced financial results for its second fiscal quarter ended December 31, 2019.

 Financial Highlights:

•	Net sales for the quarter increased 4% to a second quarter record $25.8 million as compared to $24.8 million for the same quarter last year. Net sales for the six months increased 8% to $52.1 million as compared to $48.2 million for the same period last year.

•	Recurring service revenue for the quarter increased 40% to $5.8 million as compared to $4.1 million for the same quarter last year. Recurring service revenue for the six months increased 41% to $11.1 million as compared to $7.9 million for the same period last year. Recurring service revenue now has a prospective annual run rate of $23.9 million based on December 2019 recurring revenues.

•	Net income for the quarter increased 25% to a second quarter record of $3.6 million from $2.9 million a year ago. Earnings per share (diluted) for the quarter increased 27% to $0.19, as compared to $0.15 for the same period a year ago. Net income for the six months increased 56% to $6.8 million from $4.4 million a year ago. Earnings per share (diluted) for the six months increased 61% to $0.37, as compared to $0.23 for the same period a year ago.

•	Adjusted EBITDA* for the quarter increased 24% to $4.7 million or $0.25 per diluted share from $3.8 million or $0.20 per diluted share a year ago. Adjusted EBITDA* for the six months increased 48% to $8.7 million or $0.47 per diluted share from $5.9 million or $0.31 per diluted share a year ago.

Richard Soloway, Chairman and President, commented, "Our focus in marketing innovative security products aimed at strong growth markets, which provide NAPCO with high gross margin and recurring service revenue (RSR) growth, continues to drive our Company to record profitability and sales levels. This past Q2 marked our 22nd consecutive quarter of year over year sales growth and as importantly, saw our net income increase by 25% to deliver record second quarter profitability. We will continue to prioritize our resources on driving these opportunity areas.

As a leader in the wireless cellular alarm and IoT communicator category, our StarLink® line of solutions continues to build market share providing us with a 40% year-over-year ("YOY") increase in subscription-based, recurring service revenue for this past quarter. With the addition of our new AT&T LTE StarLink® line of universal fire, intrusion alarm and IoT communicators, this gives the StarLink product line the ability to communicate on both the vast Verizon LTE and AT&T LTE networks. StarLink provides security dealers with one of the broadest LTE service coverage areas in the Wireless Cellular Alarm Communicator Category. Also, capitalizing on the recent need for millions of landline-connected fire alarm control panels to upgrade to wireless, cellular or cellular/IP based communications technology, StarLink Fire® communicators, with their unique Panel-Powered Technology®, continue to generate sales growth.

Our award-winning StarLink Connect® IoT solution, which gives dealers the ability to add Smart Home services to millions of existing alarm installations across the country, is also experiencing sales and RSR growth and beginning to build good market share. This RSR-generating, subscription-based service offers consumers the ability to use an app to remotely operate their security systems, lighting, locks, thermostats, and video cameras, from any smart device. StarLink Connect also offers our dealers the opportunity to increase the recurring monthly income stream from their customers, by trading them up from regular alarm system monitoring to Smart Home services, adding value to their account base.

FireLink®, an innovative all-in-one, 8-32 zone fire alarm control panel with a built-in cellular LTE, StarLink-powered alarm communicator is also generating YOY sales and RSR growth. FireLink comes pre-configured and pre-activated saving considerable installation time and money for the dealer to replace an aging landline-connected fire panel and importantly, our model insures that every FireLink control panel sold will automatically generate RSR as well as hardware sales to our Company."

Mr. Soloway added, "Future plans will focus on continuing to accelerate RSR growth, with our Company leveraging its StarLink cellular communication technology into additional product categories. As an example, Q2 saw the beginning of our rollout, of NAPCO's new iSecure Cellular Security Alarm and Smart Home product line. Since iSecure utilizes the same subscription-based, wireless cellular technology as StarLink, it is part of our Company's recurring service revenue growth strategy. This summer we expect to be launching a line of cloud-based, wireless electronic locks and enterprise access control, utilizing StarLink Cellular Communicator technology. This will provide us with an innovative, incremental subscription and cloud based income stream from the large access control and locking market segments, providing valuable new services to end-user customers.

NAPCO continues to perform a vital role in protecting colleges, universities and K-12 schools, across the country, with its broad, integrated line of security products, which uniquely offer specialized education vertical product solutions. Our commercial Divisions: Alarm Lock Access Control Locks, Marks Architectural Hardware and Continental Enterprise-Class Access Control, continued to show a significant increase in market presence in the Education market vertical. With a strong array of integrated, school venue designed security solutions, along with the administering of the highly successful SAVI or School Access-control Vulnerability Index and auditing system, NAPCO continues to lead the way in elevating security levels at our nation's schools. NAPCO dealers and integrators are trained in systematically evaluating any school facility's security level and then addressing any deficiency with school-specific security solutions. This approach and portfolio of product solutions is also increasingly being used in any public venues, in addition to educational facilities, concerned with addressing the growing threat of violent active-shooter events."

Mr. Soloway concluded, "We will continue our commitment to driving strong levels of high recurring service revenue growth and gross margin expansion. We are encouraged by our ongoing performance . Our future strategy and resources will continue to be devoted to launching new product entrants in high growth and profitability markets, which should continue to propel NAPCO's future sales growth for the balance of Fiscal 2020 and beyond."

Financial Results

Net sales for the three months ended December 31, 2019 increased 4% to a record second quarter revenue of $25.8 million, as compared to $24.8 million for the same period a year ago. Net sales for the six months ended December 31, 2019 increased 8% to $52.1 million, as compared to $48.2 million for the same period a year ago. Research and Development costs for the quarter were $1.8 million or 7.1% of sales as compared to $1.8 million or 7.1% of sales a year ago. Research and Development costs for the six months were $3.6 million or 6.9% of sales as compared to $3.5 million or 7.3% of sales a year ago. Selling, general and administrative expenses for the quarter increased 12% to $6.3 million, or 24.4% of sales, as compared to $5.6 million, or 22.6% of sales for the same period last year. Selling, general and administrative expenses for the six months increased 7% to $12.5 million, or 23.9% of sales, as compared to $11.7 million, or 24.2% of sales for the same period last year.

Operating income for the three months ended December 31, 2019 increased 21% to $4.0 million as compared to $3.3 million for the same period a year ago. Operating income for the six months ended December 31, 2019 increased 50% to $7.6 million as compared to $5.1 million for the same period a year ago.

Net income for the three months ended December 31, 2019 increased 25% to a second quarter record of $3.6 million, or $0.19 per diluted share, as compared to $2.9 million, or $0.15 per share, for the same quarter last year. Net income for the six months ended December 31, 2019 increased 56% to $6.8 million, or $0.37 per diluted share, as compared to $4.4 million, or $0.23 per share, for the same period last year.

Adjusted EBITDA* for the three months ended December 31, 2019 increased 24% to $4.7 million, or $0.25 per diluted share, as compared to $3.8 million, or $0.20 per diluted share, a year ago. Adjusted EBITDA* for the six months ended December 31, 2019 increased 48% to $8.7 million, or $0.47 per diluted share, as compared to $5.9 million, or $0.31 per diluted share, a year ago.

Balance Sheet Summary

At December 31, 2019, the Company had $11.8 million in cash and cash equivalents as compared to $8.0 million as of June 30, 2019. NAPCO had working capital (defined as current assets less current liabilities) of $56.2 million at December 31, 2019 as compared with working capital of $51.1 million at June 30, 2019. Current ratio (defined as current assets divided by current liabilities) was 4.7:1 at December 31, 2019 and 4.6:1 at June 30, 2019.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, February 3, 2020. Interested parties may participate in the call by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, about 5-10 minutes prior to the start time of 11 a.m. ET. The conference call will also be available on replay starting at 2 p.m. ET on February 3, 2020  and ending on February 10, 2020 at 11:59 p.m. ET. For the replay, please dial 1-844-512-2921 domestically, or 1-412-317-6671 for international callers, and use the replay access code 13698308

In addition, the call will be webcast and will be available on the Company's website at www.napcosecurity.com.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc. is one of the world's leading manufacturers of high tech electronic security devices that are fueling the Company's fast growing recurring service revenues, as well as a leading provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly-owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2019 (unaudited)	June 30, 2019
CURRENT ASSETS	(in thousands, except share data)
Cash and cash equivalents	$11,778	$8,028
Accounts receivable, net of allowance for doubtful accounts of $127 and $88 at December 31, 2019 and June 30, 2019, respectively	23,098	25,970
Inventories	34,740	29,576
Prepaid expenses and other current assets	1,662	1,881
Total Current Assets	71,278	65,455
Inventories - non-current	7,166	5,262
Property, plant and equipment, net	8,151	7,694
Intangible assets, net	7,100	7,232
Operating lease right-of-use asset	7,406	--
Other assets	259	265
TOTAL ASSETS	$101,360	$85,908

CURRENT LIABILITIES
Accounts payable	$6,534	$5,135
Accrued expenses	5,962	6,273
Accrued salaries and wages	2,461	2,416
Accrued income taxes	123	548
Total Current Liabilities	15,080	14,372
Deferred income taxes	563	72
Accrued income taxes	292	292
Operating lease liabilities, net	7,123	--
Total Liabilities	23,058	14,736
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common Stock, par value $0.01 per share; 40,000,000 shares authorized; 21,227,094 shares issued; and 18,477,784 shares outstanding	212	212
Additional paid-in capital	17,428	17,103
Retained earnings	77,729	70,924
Less: Treasury Stock, at cost (2,749,310 shares)	(17,067)	(17,067)
TOTAL STOCKHOLDERS' EQUITY	78,302	71,172
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$101,360	$85,908

  NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months ended December 31,
	2019	2018
	(in thousands, except share and per share data)
Net sales:
Equipment revenues	$20,045	$20,685
Service revenues	5,784	4,144
	25,829	24,829
Cost of sales:
Equipment related expenses	12,602	13,203
Service related expenses	1,100	955
	13,702	14,158
Gross Profit	12,127	10,671
Research and development	1,823	1,762
Selling, general, and administrative expenses	6,310	5,615
Operating Income	3,994	3,294
Other (income) expense:
Interest (income) expense, net	(9)	6
Income before Provision for Income Taxes	4,003	3,288
Provision for Income Taxes	431	419
Net Income	$3,572	$2,869

Income per share:
Basic	$0.19	$0.15
Diluted	$0.19	$0.15

Weighted average number of shares outstanding:
Basic	18,478,000	18,603,000
Diluted	18,538,000	18,649,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Six Months ended December 31,
	2019	2018
	(in thousands, except share and per share data)
Net sales:
Equipment revenues	$40,966	$40,275
Service revenues	11,148	7,930
	52,114	48,205
Cost of sales:
Equipment related expenses	26,240	26,210
Service related expenses	2,229	1,765
	28,469	27,975
Gross Profit	23,645	20,230
Research and development	3,572	3,507
Selling, general, and administrative expenses	12,470	11,670
Operating Income	7,603	5,053
Other (income) expense:
Interest (income) expense, net	(2)	13
Income before Provision for Income Taxes	7,605	5,040
Provision for Income Taxes	800	667
Net Income	$6,805	$4,373

Income per share:
Basic	$0.37	$0.23
Diluted	$0.37	$0.23

Weighted average number of shares outstanding:
Basic	18,478,000	18,665,000
Diluted	18,537,000	18,713,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months ended December 31,
	2019	2018
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,805	$4,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	744	668
Provision for (recovery of) doubtful accounts	39	(13)
Deferred income taxes	491	100
Stock based compensation expense	325	152
Changes in operating assets and liabilities:
Accounts receivable	2,833	4,671
Inventories	(7,068)	(4,608)
Prepaid expenses and other current assets	218	565
Other assets	--	(11)
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	426	449
Net Cash Provided by Operating Activities	4,813	6,346
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(1,063)	(1,119)
Net Cash Used in Investing Activities	(1,063)	(1,119)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	--	24
Cash paid for purchase of treasury stock	--	(2,638)
Net Cash Used in Financing Activities	--	(2,614)
Net Change in Cash and Cash Equivalents	3,750	2,613
CASH AND CASH EQUIVALENTS - Beginning	8,028	5,308
CASH AND CASH EQUIVALENTS - Ending	$11,778	$7,921
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$18	$17
Income taxes paid	$734	$258

NAPCO SECURITY TECHNOLOGIES, INC.

NON-GAAP MEASURES OF PERFORMANCE* (Unaudited)

(in thousands, except share and per share data)

	3 months ended December 31,		6 months ended December 31,
	2019	2018	2019	2018

Net income (GAAP)	$3,572	$2,869	$6,805	$4,373
Add back provision for income taxes	431	419	800	667
Add back interest and other expense	(9)	6	(2)	13
Operating Income (GAAP)	3,994	3,294	7,603	5,053
Adjustments for non-GAAP measures of performance:
Add back amortization of acquisition-related intangibles	66	79	132	157
Add back stock-based compensation expense	308	147	325	152
Adjusted non-GAAP operating income	4,368	3,520	8,060	5,362
Add back depreciation and other amortization	313	262	612	511
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)	$4,681	$3,782	$8,672	$5,873

Adjusted EBITDA* per Diluted Share	$0.25	$0.20	$0.47	$0.31
Weighted average number of Diluted Shares outstanding	18,538,000	18,649,000	18,537,000	18,713,000

* Non-GAAP Information. Certain non-GAAP measures are included in this press release, including EBITDA, non-GAAP operating income and Adjusted EBITDA. We define EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures set forth above.

Contacts:
Patrick McKillop
Director of Investor Relations
NAPCO Security Technologies, Inc.
OP: 800-645-9445 x 374
CP: 516-404-3597
pmckillop@napcosecurity.com